UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2008

CAMINOSOFT CORP.
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-12312	95-3880130
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Hampshire Road, Suite 105
Westlake Village, California 91361
(Address of principal executive offices and Zip Code)

(805) 370-3100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL AGREEMENT

Pursuant to a Renewal and Modification Agreement dated as of February 27, 2008 (“Modification Agreement ”) among US Special Opportunities Trust PLC (formerly BFS US Special Opportunities Trust PLC) (“USSO”), Renaissance Capital Growth Income Fund III, Inc., a Texas corporation (“Renn III”) and Renaissance US Growth Investment Trust PLC, a public limited company registered in England and Wales (“RUSGIT”) (collectively the “Renaissance Lenders”), and RENN Capital Group, Inc. a Texas corporation (“Agent”) on the one hand, and CaminoSoft Corp. (“CaminoSoft”), on the other hand, the Renaissance Lenders agreed to extend the maturity date of (i) that certain 6.00% Convertible Debenture, dated November 27, 2002, in the principal amount of $1,000,000, payable to USSO, and (ii) that certain 6.00% Convertible Debenture, dated August 1, 2003, in the principal amount of $750,000, payable to USSO, and (iii) that certain Secured Subordinated Promissory Note dated July 19, 2004 in the amount of $250,000 payable to the order of Renn III, (iv) that certain Secured Subordinated Promissory Note dated July 19, 2004 in the amount of $250,000 payable to the order of RUSGIT, and (v) that certain Secured Subordinated Promissory Note dated July 19, 2004 in the amount of $250,000 payable to the order of USSO, and (vi) that certain Convertible Promissory Note, dated February 7, 2007, in the amount of $100,000 payable to USSO, and (vii) that certain Convertible Promissory Note, dated February 7, 2007, in the amount of $100,000 payable to RUSGIT ((i)(ii)(iii)(iv)(v)(vi) and (vii),collectively, the “Notes”) from February 27, 2008 to May 30, 2008. All other terms and conditions remain unchanged.

ITEM 9.01     EXHIBITS

Exhibit No.	Description
10.1
Renewal and Modification Agreement dated as of February 27, 2008 by and among US Special Opportunities Trust PLC, Renaissance Capital Growth Income Fund III and Renaissance US Growth Investment Trust PLC, on the one hand, and CaminoSoft Corp., on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 27th day of February, 2008.

CAMINOSOFT CORP.

By:	/s/ Stephen Crosson
Stephen Crosson Chief Executive Officer and Chief Financial Officer